                                                      Draft of November 13, 1997

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                             NATIONAL-OILWELL, INC.
                            (a Delaware corporation)


                        2,140,000 Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT





Dated: November __, 1997

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
                               TABLE OF CONTENTS

         INTERNATIONAL PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         SECTION 1.       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Representations and Warranties by the Company . . . . . . . . . . . . . . . . . . . . . . . . 4
                          (i)     Compliance with Registration Requirements . . . . . . . . . . . . . . . . . . . . . . 4
                          (ii)    Incorporated Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (iii)   Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (iv)    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          (v)     No Material Adverse Change in Business  . . . . . . . . . . . . . . . . . . . . . . . 6
                          (vi)    Good Standing of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (vii)   Good Standing of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          (viii)  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (ix)    Authorization of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          (x)     Authorization and Description of Securities . . . . . . . . . . . . . . . . . . . . . 8
                          (xi)    Absence of Defaults and Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (xii)   Absence of Labor Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xiii)  Absence of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xiv)   Accuracy of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xv)    Possession of Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xvi)   Absence of Further Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (xvii)  Possession of Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xviii) Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (xix)   Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xx)    Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxi)   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxii)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxiii) Accounting Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (xxiv)  Stockholders Consents and Agreements  . . . . . . . . . . . . . . . . . . . . . . .  12
                 (b)      Representations and Warranties by the Selling Stockholders  . . . . . . . . . . . . . . . .  12
                          (i)     Accurate Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (ii)    Authorization of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (iii)   Good Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (iv)    Due Execution of Power of Attorney and Custody Agreement  . . . . . . . . . . . . .  13
                          (v)     Absence of Manipulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (vi)    Absence of Further Requirements . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (vii)   Restriction on Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (viii)  Certificates Suitable for Transfer  . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (ix)    No Association with NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)      Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





                                      (i)

         SECTION 2.       Sale and Delivery to International Managers; Closing  . . . . . . . . . . . . . . . . . . .  15
                 (a)      Initial Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (b)      Option Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (d)      Denominations; Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 3.       Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (a)      Compliance with Securities Regulations and Commission Requests  . . . . . . . . . . . . . .  17
                 (b)      Filing of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (c)      Delivery of Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (d)      Delivery of Prospectuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (e)      Continued Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (f)      Blue Sky Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (g)      Rule 158  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (h)      Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (i)      Restriction on Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (j)      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         SECTION 4.       Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (a)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (b)      Expenses of the Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (c)      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (d)      Allocation of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         SECTION 5.       Conditions of International Managers' Obligations . . . . . . . . . . . . . . . . . . . . .  21
                 (a)      Effectiveness of Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (b)      Opinion of Counsel for Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (c)      Opinions of General Counsel and Other Special Counsel . . . . . . . . . . . . . . . . . . .  21
                 (d)      Opinion of Counsel for Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (e)      Opinion of Counsel for International Managers . . . . . . . . . . . . . . . . . . . . . . .  22
                 (f)      Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (g)      Certificate of Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (h)      Accountant's Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (i)      Bring-down Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (j)      Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (k)      No Objection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (l)      Lock-up Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (m)      Purchase of Initial U.S. Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (n)      Conditions to Purchase of International Option Securities . . . . . . . . . . . . . . . . .  23
                          (i)     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (ii)    Certificate of Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .  23





                                      (ii)

                          (iii)   Opinion of Counsel for Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          (iv)    Opinion of General Counsel and Other Special Counsel  . . . . . . . . . . . . . . .  24
                          (v)     Opinion of Counsel for the Selling Stockholders . . . . . . . . . . . . . . . . . .  24
                          (vi)    Opinion of Counsel for International Managers . . . . . . . . . . . . . . . . . . .  24
                          (vii)   Bring-down Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (o)      Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (p)      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 6.       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (a)      Indemnification of International Managers . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (b)      Indemnification of Company, Directors and Officers
                          and the Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (c)      Actions against Parties; Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (d)      Settlement without Consent if Failure to Reimburse  . . . . . . . . . . . . . . . . . . . .  28
                 (e)      Cumulative Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         SECTION 7.       Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         SECTION 8.       Representations, Warranties and Agreements to Survive Delivery  . . . . . . . . . . . . . .  30

         SECTION 9.       Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (a)      Termination; General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (b)      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         SECTION 10.      Default By One or More of the International Managers  . . . . . . . . . . . . . . . . . . .  31

         SECTION 11.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         SECTION 12.      Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         SECTION 13.      Governing Law and Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         SECTION 14.      Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





                                     (iii)

SCHEDULES
         Schedule A - List of Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch A-1
         Schedule B - List of Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch B-1
         Schedule C - Pricing Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch C-1
         Schedule D - List of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch D-1
         Schedule E - List of persons and entities subject to Lock-up . . . . . . . . . . . . . . . . . . . . . . Sch E-1


EXHIBITS
         Exhibit A - Form of Lock-up Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1





                                      (iv)

                             NATIONAL-OILWELL, INC.

                            (a Delaware corporation)

                        2,140,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                               November __, 1997

MERRILL LYNCH INTERNATIONAL
Goldman Sachs International
Morgan Stanley International Limited
The Robinson-Humphrey Company, LLC
Simmons & Company International
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

         National-Oilwell, Inc., a Delaware corporation (the "Company") and the persons listed in Schedule B hereto (the "Selling Stockholders") confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman Sachs International, Morgan Stanley International Limited, The Robinson-Humphrey Company, LLC and Simmons & Company International are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A and B hereto, and (ii) with respect to the grant by the Selling Stockholders, acting severally and not jointly, to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 321,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid

2,140,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 321,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by Selling Stockholders, acting severally and not jointly, of an aggregate of 8,560,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, The Robinson-Humphrey Company, LLC and Simmons & Company International acting as U.S. representatives (the "U.S. Representatives") and the grant by certain Selling Stockholders, acting severally and not jointly, to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,284,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Selling Stockholders are not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Selling Stockholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-__________________) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule

430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a
"Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act
Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated November ____, 1997 and preliminary U.S. Prospectus dated November ____, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information as and to the extent incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") as and to the extent incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each International Manager, as follows:

                 (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

                 Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (iii) Independent Accountants. Each of the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are, to the knowledge of the Company, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectuses present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified in conformity with generally accepted accounting principles ("GAAP"), except for the omission of detailed information and footnotes in the case of unaudited interim financial statements included or incorporated by reference therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement.

                 (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
         (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for a stock dividend paid on November 18, 1997 to holders of Common Stock and Exchangeable Shares ("Exchangeable Shares") of Dreco Energy Services Ltd. ("Dreco") on the record date therefor as described in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (vii) Good Standing of Subsidiaries. Each of the subsidiaries of the Company identified on Schedule D hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"), which includes each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), has been duly organized and is validly existing as a corporation or a limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate (or partnership) power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or partnership interests of each such Subsidiary has been duly authorized and validly issued, to the extent consisting of shares of capital stock of a corporation, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of, and none of the outstanding partnership interests in, any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder or partner of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule D hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                 (viii) Capitalization. The authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which [51,271,368] shares are issued and outstanding as of [November 18, 1997], (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock") of which no shares are outstanding and (iii) Special Voting Stock of which one share is outstanding. As of [November 18, 1997], there were issued and outstanding ____________ Exchangeable Shares of Dreco, each of which is exchangeable into an equal number of shares of Common Stock. Since [November 18, 1997], no shares of capital stock of the Company have been issued except (i) upon the exchange of outstanding Exchangeable Shares and (ii) upon the exercise of issued and outstanding options granted under the Company's Stock Award and Long-Term Incentive Plan, the Company's Value Appreciation Plans and the Dreco Amended and Restated 1989 Employee Incentive Stock Option Plan. All the issued and outstanding capital stock of Dreco other than the Exchangeable Shares are owned beneficially and of record by the Company. The outstanding shares of capital stock of the Company (including without limitation the Securities) have been, and the shares of Common Stock issuable upon the exchange of the issued and outstanding Exchangeable Shares will be, duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued, and none of the shares of Common Stock issuable upon the exchange of the issued and outstanding Exchangeable Shares will be issued, in violation of the preemptive or other similar rights of any securityholder of the Company. The Exchangeable Shares of Dreco have been duly authorized and validly issued by Dreco and represent the valid and binding obligations of the Company and Dreco, enforceable in accordance with their terms. The shares of Common Stock to be issued upon the exchange of the Exchangeable Shares have been duly authorized and validly reserved for issuance upon the exercise of the Exchangeable Shares. There are no outstanding options, warrants or similar rights to purchase or otherwise acquire from the Company additional shares of capital stock of the Company or Dreco, except pursuant to options granted under the Company's Stock Award and Long-Term Incentive Plan, the Company's Value Appreciation Plans and the Dreco Amended and Restated 1989 Employee Incentive Stock Option Plan.

                 (ix) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                 (x) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable, provided, in respect of the Securities to be sold by the Selling Stockholders after the exchange of the Exchangeable Shares or the exercise of options, such Securities have been duly authorized, and when issued and delivered by the Company prior to the Closing Time, will be validly issued, fully paid and non-assessable. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company or its subsidiaries.

                 (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                 (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                 (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                 (xv) Possession of Intellectual Property. Except to the extent it would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities by the Selling Stockholders under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement (including, without limitation, the exchange of the Exchangeable Shares for and issuance of the Securities prior to the Closing), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                 (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests (except purchase money security interests), claims, restrictions or encumbrances of any kind except such as (a) are disclosed in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xix) Investment Company Act. The Company is not, and upon the sale of the Securities as herein contemplated will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xx) Environmental Laws. Except as disclosed in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                 (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement except to the extent the Company is in compliance with such rights or such rights have been waived.

                 (xxii) Insurance. The Company maintains reasonably adequate insurance for the business conducted by the Company and its subsidiaries.

                 (xxiii) Accounting Controls. The Company and the Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management's general or specific authorizations;
         (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxiv) Stockholders Consents and Agreements. The Company has obtained all consents from and provided all requisite notices to, or otherwise secured all requisite waivers from, any other stockholders required in connection with the sale of the Securities.

         (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                 (i) Accurate Disclosure. To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Stockholder has reviewed the Registration Statement and the Prospectuses and, to the knowledge of such Selling Stockholder, neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                 (ii) Authorization of Agreements. Each Selling Stockholder has, and as of the Closing Time or Date of Delivery will have, the full right, power and authority, and all authorization and approval required by law, to enter into this Agreement and an Irrevocable Power of Attorney and a Custody Agreement (collectively, the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement by or on behalf of such Selling Stockholder and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                 (iii)    Good Title.  Such Selling Stockholder has (provided,
         (i) if such Selling Stockholder currently holds Exchangeable Shares, such Selling Stockholder represents as of the date of this Agreement only with respect to such Exchangeable Shares and (ii) if such Selling Stockholder currently holds options, such Selling Stockholder represents as of the date of this Agreement only with respect to such options and the current exercisability of such options) and in any case will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the U.S. Purchase Agreement; provided, the Securities are currently subject to applicable restrictions on transfer under the 1933 Act and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                 (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Stockholder has duly executed and delivered, in the forms heretofore furnished to the Lead Managers, the Power of Attorney and Custody Agreement with W. McComb Dunwoody, William E. MacCaulay and Joel V. Staff or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and Texas Commerce Bank National Association, as custodian (the "Custodian"); the Custodian is authorized to exchange the Exchangeable Shares or exercise options under designated option agreements, if applicable, and to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and the requisite Attorneys-in-Fact are authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section(s) 5(l) and 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                 (v) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under applicable foreign or state securities laws.

                 (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, any Exchangeable Shares) or request the Company to file any registration statement under the 1933 Act with respect to any of the foregoing or
         (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Securities to be sold hereunder; (ii) the pledge of shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that are currently pledged as collateral for a loan made to such person for any loan of an equal or lesser amount in connection with the prepayment and cancellation of such loan by any Selling Stockholder, provided that the pledgee agrees to be bound by a similar lock-up agreement with respect to such securities; (iii) the transfer by a Selling Stockholder of shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock in a private transaction to a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Selling Stockholder (an "Affiliate") if such Affiliate agrees prior to such transfer in writing to be bound by a similar lock-up agreement; (iv) bona fide gifts by such Selling Stockholder of shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock to persons who agree prior to such transfer to be bound by a similar lock-up agreement.

                 (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                 (ix) No Association with NASD. Neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

         SECTION 2.       Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from each Selling Stockholder, severally and not jointly, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 321,000 shares of Common Stock in the respective number of shares set forth opposite their respective names on Schedule B at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International

Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator and the Selling Stockholders, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Selling Stockholders and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Stockholders and Company.

         Payment shall be made to the Selling Stockholders by checks or wire transfer of immediately available funds to a bank account designated by the Selling Stockholders, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager and each Selling Stockholder as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise; in addition, the Company will use its best efforts to furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object during the period contemplated in Section 3(e) hereto.

                 (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (d) Delivery of Prospectuses. The Company has delivered to each International Manager without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request; provided, however, that any such amendment or supplement filed after nine months from the date hereof shall be at the expense of the International Managers.

                 (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                 (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                 (h) Listing. The Securities are listed on the New York Stock Exchange or, in the case of Securities issuable upon the exchange of the Exchangeable Shares, the Company will use its best efforts to effect the listing of such Securities on the New York Stock Exchange.

                 (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, any Exchangeable Shares) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) any shares of Common Stock issued by the Company upon the exercise or exchange of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus,
(ii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (iii) any options or shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan of the Company existing on the date hereof or (iv) any shares of Common Stock or any securities convertible or exchangeable into Common Stock issued as payment of any part of the purchase price for businesses which are acquired by the Company (provided, however, that such shares shall be subject to restrictions that will prohibit the transfer thereof until after the expiration of the 90-day lock-up period described in the preceding sentence).

                 (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among International Managers and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Expenses of the Selling Stockholders. The Selling Stockholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between the International Managers pursuant to an agreement between such International Managers; provided, however, that the Company has advised the International Managers that the Company is paying the fees and disbursements of counsel to the Selling Stockholders.

         (c) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 (except subparagraphs (m) and (n)), or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the opinion, dated as of Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in the form previously agreed upon and to such further effect as counsel to the International Managers may reasonably request.

         (c) Opinions of General Counsel and Other Special Counsel. At Closing Time, the Lead Managers shall have received the opinion, dated as of Closing Time, of Paul M. Nation, General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in the form previously agreed upon and to such further effect as counsel to the International Managers may reasonably request. In addition, the Lead Managers shall have received the opinion, dated as of Closing Time, of Robert H. Gillard, counsel for Dreco Energy Services Ltd., in the form previously agreed upon.

         (d) Opinion of Counsel for Selling Stockholders. At Closing Time, the Lead Managers shall have received the opinions, dated as of Closing Time, of Bracewell & Patterson, L.L.P., counsel for the Selling Stockholders, and Stikeman, Elliott, counsel for the Canadian Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in the respective forms previously agreed upon and to such further effect as counsel to the International Managers may reasonably request.

         (e) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters requested by the International Managers.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate executed on behalf of the Company by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (g) Certificate of Selling Stockholders. At Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, severally and not jointly, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (h) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Ernst & Young and, with respect to historical financial information concerning Dreco, Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letters for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (i) Bring-down Comfort Letters. At Closing Time, the Lead Managers shall have received from each of Ernst & Young and Coopers & Lybrand a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

         (m) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (n) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, executed on behalf of the Company by the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                 (ii) Certificate of Selling Stockholders. A certificate dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder, confirming that the certificate delivered at Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

                 (iii) Opinion of Counsel for Company. The opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iv) Opinion of General Counsel and Other Special Counsel. The opinions of Paul M. Nation, General Counsel of the Company, and other counsel to the same effect as the opinions required by Section 5(c) hereof.

                 (v) Opinion of Counsel for the Selling Stockholders. The opinions of Bracewell & Patterson, L.L.P., counsel for the Selling Stockholders, and Stikeman, Elliott counsel for the Canadian Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required in
         Section 5(d) hereof.

                 (vi) Opinion of Counsel for International Managers. The opinion of Andrews & Kurth L.L.P., counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                 (vii) Bring-down Comfort Letters. A letter from each of Ernst & Young and Coopers & Lybrand, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the transfer and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

         (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) except as otherwise provided in Section 6(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act with respect to information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto). Notwithstanding anything in this Agreement to the contrary, each Selling Stockholder's aggregate liability under this indemnity, shall be limited to an amount equal to the net proceeds (after deducting the underwriters' discount but before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement.

         Notwithstanding the foregoing in this Section 6(a), (i) the foregoing indemnity agreements shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (ii) the foregoing indemnity agreements with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any International Manager (or any person controlling such International Manager) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person was not sent or given a copy of the International Prospectus (as amended or supplemented, if applicable) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person (other than as a result of the failure by the Company to comply with its obligations under
Section 3(d) hereof) and the untrue statement contained in or omission from such preliminary prospectus was corrected in the International Prospectus (as amended or supplemented, if applicable).

         (b) Indemnification of Company, Directors and Officers and the Selling Stockholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each of the Selling Stockholders, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Lead Managers in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested in good faith an indemnifying party to reimburse the indemnified party for specified fees and expenses of counsel (the "Requested Expenses"), an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) that is effected without its consent (after satisfaction of each of the conditions set forth in the immediately preceding sentence) if, prior to the date of such settlement, such indemnifying party determines in good faith that the Requested Expenses are not reasonable, reimburses such indemnified party in accordance with such request for the portion of the Requested Expenses it considers to be reasonable and provides written notice to the indemnified party substantiating the fact that the unpaid balance of the Requested Expenses is unreasonable.

         (e) Cumulative Agreements. With respect to the Company and the Selling Stockholders, the provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification; provided, any such agreements shall not affect the rights of the International Managers or the obligations or liabilities of the Company and the Selling Stockholders to the International Managers under this Agreement.

         SECTION 7.       Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company and the Selling Stockholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters' discount but before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement and (ii) no Selling Stockholder shall be required to contribute any amount under this Section 7 in excess of the losses, liabilities, claims, damages or expenses resulting from a claim of untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relating to information furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, including the Rule 430A Information and the Rule

434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

         SECTION 9.       Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default By One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase the relevant Option Securities, as the case may be, either the Lead Managers or the Selling Stockholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers c/o Merrill Lynch & Co. at North Tower, World Financial Center, New York, New York 10281-1201, attention of Cara Londin, Vice President. Notices to the Company shall be directed to it at 5555 San Felipe, Suite 1600, Houston, Texas 77056, attention of Paul M. Nation, Vice President and General Counsel. Notices to the Selling Stockholders shall be directed to Edgar J. Marston, Bracewell & Patterson L.L.P., 2900 South Tower, Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Selling Stockholders and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Selling Stockholders and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Selling Stockholders and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Stockholders in accordance with its terms.

                                    Very truly yours,

                                    NATIONAL-OILWELL, INC.


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                    SELLING STOCKHOLDERS


                                    By:
                                       --------------------------------------
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Stockholders named in
                                       Schedule B hereto


                                    By:
                                       --------------------------------------
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Stockholders named in
                                       Schedule B hereto

CONFIRMED AND ACCEPTED,
         as of the date first above written:


MERRILL LYNCH INTERNATIONAL
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY INTERNATIONAL LIMITED
THE ROBINSON-HUMPHREY COMPANY, LLC
SIMMONS & COMPANY INTERNATIONAL
BY:      MERRILL LYNCH INTERNATIONAL


By:
   ----------------------------
      Authorized Signatory

For themselves and the other Lead Managers as the International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                                                          Number of Initial
                                                                                            International
          Name of International Manager                                                       Securities
          -----------------------------                                                       ----------
 Merrill Lynch International . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Goldman Sachs International . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Morgan Stanley International Limited  . . . . . . . . . . . . . . . . . . . . . . .
 The Robinson-Humphrey Company, LLC  . . . . . . . . . . . . . . . . . . . . . . . .
 Simmons & Company International . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                   ----------

                                                    Total  . . . . . . . . . . . . .                2,140,000
                                                                                                   ==========

                                   SCHEDULE B

                                                         Number of                    Number of
 Name of Selling Stockholder                         Initial Securities            Option Securities
 ---------------------------                         ------------------            -----------------
 James J. Fasnacht . . . . . . . . . . . . .                  30,000                     4,500
 W. Douglas Frame  . . . . . . . . . . . . .                   4,000                       600
 Jerry N. Gauche . . . . . . . . . . . . . .                  40,000                     6,000
 Lynn L. Leigh.  . . . . . . . . . . . . . .                  30,000                     4,500
 Frederick W. Pheasey  . . . . . . . . . . .                 100,000                    15,000
 Robert L. Phillips  . . . . . . . . . . . .                  60,000                     9,000
 Joel V. Staff . . . . . . . . . . . . . . .                  24,000                     3,600
 [Staff Trusts]  . . . . . . . . . . . . . .                 104,000                    15,600
 First Reserve Fund V, Limited
                      Partnership  . . . . .                  26,401                     3,960
 First Reserve Fund VI, Limited
                      Partnership  . . . . .                 607,200                    91,080
 First Reserve Fund V-2, Limited
                      Partnership  . . . . .                  26,401                     3,960
 General Electric Capital Corporation                        208,000                    31,200
 DPI Oil Service Partners Limited
                      Partnership  . . . . .                 752,073                   112,810
 DPI Partners II . . . . . . . . . . . . . .                  59,927                     8,990
 B.D. Berryhill  . . . . . . . . . . . . . .                  22,000                     3,300
 Dean Foot . . . . . . . . . . . . . . . . .                  26,000                       900
 Billy R. Hext . . . . . . . . . . . . . . .                  40,000                     6,000
                                                           ---------                   -------
 Total . . . . . . . . . . . . . . . . . . .               2,140,000                   321,000
                                                           =========                   =======

                                   SCHEDULE C

                             NATIONAL-OILWELL, INC.

                        2,140,000 Shares of Common Stock

                          (Par Value $.01 Per Share)





                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____.

                 2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE D

                              List of Subsidiaries

U.S. Subsidiaries

Natoil, Inc.
NOW Oilfield Services, Inc
National-Oilwell, L.P.
National-Oilwell International, Inc.
Dreco, Inc.

Other Subsidiaries

Dreco Energy Services Ltd.

                                   SCHEDULE E

                          List of Persons and Entities
                               Subject to Lock-up

Edgar J. Marston III, on behalf of the Trust created pursuant to the National-Oilwell
    Supplemental Savings Plan
Steven W. Krablin
Paul M. Nation
Gail M. McGee
Merrill A. Miller
Howard I. Bull
James C. Comis III
W. McComb Dunwoody
William E. MacCaulay
Bruce M. Rothstein

                                                                       EXHIBIT A

                                 LOCK-UP LETTER

                               November 10, 1997

MERRILL LYNCH & CO.                         Merrill Lynch International
Merrill Lynch, Pierce, Fenner & Smith       Goldman Sachs International
Incorporated                                Morgan Stanley & Co. International
Goldman, Sachs & Co.                            Limited
Morgan Stanley & Co. Incorporated           The Robinson-Humphrey Company, LLC
The Robinson-Humphrey Company, LLC          Simmons & Company International
Simmons & Company International                 as Lead Managers for the several
    as U.S. Representatives of the several      International Managers
    U.S. Underwriters                         c/o Merrill Lynch International
c/o  Merrill Lynch & Co.                      Ropemaker Place
    Merrill Lynch, Pierce, Fenner & Smith     25 Ropemaker Street
                   Incorporated               London EC2Y 9LY
World Financial Center                        England
New York, New York  10281-1209


    Re:      Proposed Public Offering of National-Oilwell, Inc. Common Stock

Dear Sirs:

         The undersigned stockholder and/or officer and/or director of National-Oilwell, Inc., a Delaware corporation (the "COMPANY"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, The Robinson-Humphrey Company, LLC and Simmons & Company International propose to enter into a U.S. Purchase Agreement and Merrill Lynch International, Goldman Sachs International, Morgan Stanley & Co. International Limited, The Robinson-Humphrey Company, LLC and Simmons & Company International propose to enter into an International Purchase Agreement (collectively, the "PURCHASE AGREEMENTS") with the Company and certain holders of securities of the Company named therein (the "SELLING STOCKHOLDERS") providing for the public offering of shares (the "SECURITIES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), by the Selling Stockholders. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 90 days from the date of the Purchase Agreements, the





                                  Exhibit A-1
undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase any option, or contract to sell or grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, (i) shares of Common Stock may be sold by any Affiliate (as defined below) of the undersigned pursuant to the Purchase Agreements; (ii) any person with shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that are currently pledged as collateral for a loan made to such person may pledge such shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as collateral for any loan of an equal or lesser amount in connection with the prepayment and cancellation of such loan, provided that the pledgee agrees to be bound by a similar lock-up agreement with respect to such securities; (iii) shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock may be transferred by the undersigned in a private transaction to a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned (an "AFFILIATE") if such Affiliate agrees prior to such transfer in writing to be bound by a similar lock-up agreement; (iv) shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock may be transferred as bona fide gifts by stockholders to persons who agree prior to such transfer to be bound by a similar lock-up agreement; and (v) shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock held by the trust pursuant to the Company's Supplemental Savings Plan may be transferred to a beneficial owner of such shares who is subject to a similar lock-up agreement pursuant to an event of termination.

                                  Very truly yours,




                                  Signature:
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                                  Print Name:
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                                  Title (if applicable):
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                                  Exhibit A-2